Exhibit 31.4

CERTIFICATION

I, Keith Jensen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Fortinet, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018

/s/ Keith Jensen
Keith Jensen
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)